UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 20, 2010

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Approval of 2010 Omnibus Incentive Plan

On July 20, 2010, at the 2010 Annual Meeting of Stockholders (“Annual Meeting”) of Impac Mortgage Holdings, Inc., (“Company”) the stockholders approved the Company’s 2010 Omnibus Incentive Plan (“Plan”).  The Plan became effective on July 20, 2010 and will be administered by the Compensation Committee of the Company’s Board of Directors, with participation and approval of the Board of Directors.  Awards under the Plan may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

As a result of the approval of the Plan by the Company’s stockholders, the Company’s 2001 Stock Plan has been frozen and no further grants or awards will be made under such plan. Further, all outstanding awards under the 2001 Stock Plan, as well as the Company’s 1995 Stock Option, Deferred Stock and Restricted Stock Plan (together with the 2001 Stock Plan, the “Prior Plans”), are assumed by the Plan and thereafter will be deemed to be awards granted and outstanding under the Plan.  An aggregate of 1,730,985 shares of the Company’s common stock is reserved initially for issuance and available for awards under the Plan. This amount consists of (i) 1,280,985 shares of common stock underlying outstanding options under the Prior Plans that will be assumed by the Incentive Plan upon its effectiveness (the “Assumed Options”), and (ii) an additional 450,000 shares that are reserved for new grants under the Plan.  To the extent any of the Assumed Options are forfeited or canceled, shares of common stock underlying those options will not be available for new grants under the Plan.  As of July 19, 2010, 33,434 of the Assumed Options were forfeited, canceled or exercised leaving 1,247,551 of the Assumed Options remaining.

A copy of the Plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.  The description of the Plan contained herein is qualified in its entirety by reference to the full text of the Plan. In addition, a more detailed description of the material features of the Plan is contained in Proposal No. 2 of the Proxy Statement filed with the U.S. Securities and Exchange Commission on April 30, 2010 (the “Proxy Statement”) and is incorporated herein by reference.

Item 5.07               Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on July 20, 2010. For more information about the proposals, see the Company’s Proxy Statement dated April 30, 2010, the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, stockholders representing 6,511,254 shares, or 84.3%, of the 7,728,146 shares of common stock outstanding on the record date of April 26, 2010 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting. The matters voted upon at the Annual Meeting and the voting results were as follows:

Proposal No. 1 -  Election of Directors:  The Company’s stockholders elected, by a plurality of the votes cast, each of the six nominees to the Board of Directors, to serve until the Company’s 2011 annual meeting of stockholders or until their respective successors have been elected, as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph R. Tomkinson	1,960,635	165,086	4,385,533
William S. Ashmore	1,959,104	166,617	4,385,533
James Walsh	1,964,467	161,254	4,385,533
Frank P. Filipps	1,959,531	166,190	4,385,533
Stephan R. Peers	1,962,206	163,515	4,385,533
Leigh J. Abrams	1,960,804	164,917	4,385,533

Proposal No. 2 - Approval of the 2010 Omnibus Incentive Plan:  Approval of the Plan required the affirmative vote of at least a majority of votes cast of the stockholders present in person or by proxy at the Annual Meeting of Stockholders.  Abstentions and broker non-votes are not counted as votes cast and had no effect on the result of the vote.  The Plan was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,613,354	437,789	74,578	4,385,533

Proposal Number 3 — Ratification of Appointment of Independent Auditor:  Ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 required an affirmative vote of a majority of all votes cast at the Annual Meeting of Stockholders.  Abstentions are not counted as votes cast and had no effect on the result of the vote.  The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,270,061	158,162	83,031	N/A

Item 9.01               Financial Statement and Exhibits.

Exhibit Number	Description

10.1	2010 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: July 21, 2010

	By:	/s/ Ronald M. Morrison
	Name:	Ronald M. Morrison
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
10.1	2010 Omnibus Incentive Plan